Exhibit 99.1

Appian Announces Fourth Quarter and Full Year 2024 Financial Results

Fourth quarter cloud subscription revenue increased 19% year-over-year to $98.9 million
Full year cloud subscription revenue increased 21% year-over year to $368.0 million

McLean, VA – February 19, 2025 – Appian (Nasdaq: APPN) today announced financial results for the fourth quarter and full year ended December 31, 2024.

“In 2024, Appian demonstrated its ability to grow with increasing efficiency. We specialize in creating value with AI, by deploying it in a process. While others bring work to AI, we bring AI to work,” said Matt Calkins, CEO & Founder.

Fourth Quarter 2024 Financial Highlights:

•Revenue: Cloud subscription revenue was $98.9 million, up 19% compared to the fourth quarter of 2023. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 18% year-over-year to $136.8 million. Professional services revenue was $29.9 million, an increase of 1% compared to the fourth quarter of 2023. Total revenue was $166.7 million, up 15% compared to the fourth quarter of 2023. Cloud subscription revenue retention rate was 116% as of December 31, 2024.
•Operating income (loss) and non-GAAP operating income (loss): GAAP operating income was $5.0 million, compared to GAAP operating loss of $(16.8) million for the fourth quarter of 2023. Non-GAAP operating income was $18.7 million, compared to non-GAAP operating loss of $(1.4) million for the fourth quarter of 2023.
•Net loss and non-GAAP net income (loss): GAAP net loss was $(13.6) million, compared to $(10.0) million for the fourth quarter of 2023. GAAP net loss per share was $(0.18) for the fourth quarter of 2024, compared to $(0.14) for the fourth quarter of 2023. Non-GAAP net loss was $(0.2) million, compared to non-GAAP net income of $4.9 million for the fourth quarter of 2023. Non-GAAP net loss per share was breakeven, compared to the $0.06 net income per diluted share for the fourth quarter of 2023. GAAP and non-GAAP net loss for the fourth quarter of 2024 included $14.3 million, or $0.19 per share, of foreign currency exchange losses. GAAP net loss and non-GAAP net income for the fourth quarter of 2023 included $11.1 million, or $0.15 per share, of foreign currency exchange gains. We do not forecast foreign exchange rate movements.
•Adjusted EBITDA: Adjusted EBITDA was $21.2 million, compared to adjusted EBITDA of $1.0 million for the fourth quarter of 2023.
•Cash flows: Net cash provided by operating activities was $13.9 million for the three months ended December 31, 2024 compared to $(8.2) million of net cash used in operating activities for the same period in 2023.

Full Year 2024 Financial Highlights:

•Revenue: Cloud subscription revenue was $368.0 million for the full year 2024, up 21% compared to the full year 2023. Total subscriptions revenue increased 19% year-over-year to $490.6 million for the full year

2024. Professional services revenue was $126.5 million for the full year 2024, compared to $133.0 million for the full year 2023. Total revenue was $617.0 million for the full year 2024, up 13% compared to the full year 2023.
•Operating loss and non-GAAP operating income (loss): GAAP operating loss was $(60.9) million for the full year 2024, compared to $(108.0) million for the full year 2023. Non-GAAP operating income was $10.2 million for the full year 2024, compared to non-GAAP operating loss $(54.3) million for the full year 2023.
•Net loss and non-GAAP net loss: GAAP net loss was $(92.3) million for the full year 2024, compared to $(111.4) million for the full year 2023. GAAP net loss per share was $(1.26) for the full year 2024, compared to $(1.52) for the full year 2023. Non-GAAP net loss was $(25.6) million for the full year 2024, compared to $(59.2) million for the full year 2023. Non-GAAP net loss per share was $(0.35) for the full year 2024, compared to the $(0.81) net loss per share for the full year 2023. GAAP and non-GAAP net loss for the full year 2024 included $16.8 million, or $(0.23) per share, of foreign currency exchange losses. GAAP and non-GAAP net loss for the full year 2023 included $8.7 million, or $0.12 per share, of foreign currency exchange gains.
•Adjusted EBITDA: Adjusted EBITDA was $20.3 million for the full year 2024, compared to adjusted EBITDA loss of $(44.8) million for the full year 2023.
•Balance sheet and cash flows: As of December 31, 2024, Appian had total cash, cash equivalents, and investments of $159.9 million. Net cash provided by operating activities was $6.9 million for the full year 2024, compared to $(110.4) million of net cash used in operating activities for the full year 2023.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian Named a Leader in Everest Group’s Process Orchestration Products PEAK Matrix® 2024
•Appian Unveils Latest Platform Release for Better Process and Better Outcomes
•AGL Energy Revolutionizes Retail Operations with Appian
•Appian Announces 2024 Partner Award Winners at Appian Europe
•Appian Announces 2024 APJ Partner Award Winners

Financial Outlook:

As of February 19, 2025, guidance for 2025 is as follows:

•First Quarter 2025 Guidance:

◦Cloud subscription revenue is expected to be between $97.0 million and $99.0 million, representing year-over-year growth of 12% to 14%.
◦Total revenue is expected to be between $162.0 million and $164.0 million, representing a year-over-year increase of 8% to 9%.
◦Adjusted EBITDA is expected to be between $8.0 million and $10.0 million.
◦Non-GAAP net income per share is expected to be between $0.02 and $0.05, assuming weighted average common shares outstanding of 74.7 million.

•Full Year 2025 Guidance:

◦Cloud subscription revenue is expected to be between $419.0 million and $421.0 million, representing year-over-year growth of 14%.
◦Total revenue is expected to be between $680.0 million and $684.0 million, representing a year-over-year increase of 10%.
◦Adjusted EBITDA is expected to be between $38.0 million and $42.0 million.
◦Non-GAAP net income per share is expected to be between $0.17 and $0.22, assuming weighted average common shares outstanding of 75.1 million.

Conference Call Details:

Appian will host a conference call today, February 19, 2025, at 8:30 a.m. ET to discuss Appian's financial results for the fourth quarter ended December 31, 2024 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at https://investors.appian.com.

About Appian

Appian is The Process Company. We deliver a software platform that helps organizations run better processes that reduce costs, improve customer experiences, and gain a strategic edge. Committed to client success, we serve many of the world’s largest companies across industries. For more information, visit appian.com. [Nasdaq: APPN]

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services cost of revenue, non-GAAP total cost of revenue, non-GAAP total operating expense, non-GAAP operating loss, non-GAAP income tax expense, non-GAAP net income (loss), and non-GAAP net income (loss) per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgment preservation insurance policy, or JPI Amortization, severance costs related to involuntary reductions in our workforce, or Severance Costs, lease impairment and lease-related charges associated with actions taken to reduce the footprint of our leased office spaces, or Lease Impairment and Lease-Related Charges, and a short-swing profit disgorgement paid to us by a shareholder, or Short-Swing Profit Payment. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other
1 https://register.vevent.com/register/BIce42c2bd07da42509fa81b5d008eb27d periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The Company defines adjusted EBITDA as net loss before (1) other expense (income), net, (2) interest expense, (3) income tax expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, (8) Severance Costs, and (9) Lease Impairment and Lease-Related Charges. The most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian provides guidance ranges for non-GAAP net income (loss) per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the first quarter and full year 2025, future investment by Appian in its go-to-market initiatives, increased demand for the Appian Platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s Platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, AI being a disruptive set of technologies that may affect the markets for Appian’s software dramatically and in unpredictable ways, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Jack Andrews
Vice President, Investor Relations
investors@appian.com

Media Contact
Cindy Cheng
Senior Director, Global Communications
pr@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$118,552	$149,351
Short-term investments and marketable securities	41,308	9,653
Accounts receivable, net of allowance of $3,396 and $2,606, respectively	195,069	171,561
Deferred commissions, current	36,630	34,261
Prepaid expenses and other current assets	43,984	49,529
Total current assets	435,543	414,355
Property and equipment, net of accumulated depreciation of $32,142 and $25,141, respectively	37,109	42,682
Goodwill	25,555	27,106
Intangible assets, net of accumulated amortization of $5,341 and $4,152, respectively	2,240	3,889
Right-of-use assets for operating leases	31,081	39,975
Deferred commissions, net of current portion	60,540	59,764
Deferred tax assets	4,129	3,453
Other assets	24,842	36,279
Total assets	$621,039	$627,503
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,322	$6,174
Accrued expenses	11,388	11,046
Accrued compensation and related benefits	34,223	38,003
Deferred revenue	281,760	235,992
Debt	9,598	66,368
Operating lease liabilities	12,378	11,698
Other current liabilities	1,087	1,891
Total current liabilities	354,756	371,172
Long-term debt	240,826	140,221
Non-current operating lease liabilities	52,189	59,067
Deferred revenue, non-current	5,477	4,700
Deferred tax liabilities	—	2
Other non-current liabilities	431	—
Total liabilities	653,679	575,162
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of December 31, 2024 and 2023 and 42,938,701 and 42,169,970 shares issued and outstanding as of December 31, 2024 and 2023, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as December 31, 2024 and 2023 and 31,090,085 and 31,196,796 shares issued and outstanding as of December 31, 2024 and 2023, respectively	3	3
Additional paid-in capital	591,281	595,781
Accumulated other comprehensive loss	(11,774)	(23,555)
Accumulated deficit	(612,154)	(519,892)
Total stockholders’ equity	(32,640)	52,341
Total liabilities and stockholders’ equity	$621,039	$627,503

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31, 2024
	2024	2023	2024	2023
	(unaudited)
Revenue
Subscriptions	$136,779	$115,783	$490,568	$412,337
Professional services	29,906	29,536	126,454	133,026
Total revenue	166,685	145,319	617,022	545,363
Cost of revenue
Subscriptions	13,873	11,071	53,487	43,563
Professional services	21,812	23,244	96,692	99,759
Total cost of revenue	35,685	34,315	150,179	143,322
Gross profit	131,000	111,004	466,843	402,041
Operating expenses
Sales and marketing	55,272	61,043	230,885	242,381
Research and development	37,188	34,596	154,977	153,098
General and administrative	33,507	32,193	141,834	114,535
Total operating expenses	125,967	127,832	527,696	510,014
Operating income (loss)	5,033	(16,828)	(60,853)	(107,973)
Other non-operating expense (income)
Other expense (income), net	12,655	(12,966)	6,773	(17,603)
Interest expense	5,661	5,072	23,582	17,862
Total other non-operating expense (income)	18,316	(7,894)	30,355	259
Loss before income taxes	(13,283)	(8,934)	(91,208)	(108,232)
Income tax expense	364	1,072	1,054	3,209
Net loss	$(13,647)	$(10,006)	$(92,262)	$(111,441)
Net loss per share:
Basic and diluted	$(0.18)	$(0.14)	$(1.26)	$(1.52)
Weighted average common shares outstanding:
Basic and diluted	73,953	73,310	72,988	73,102

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)
Cost of revenue
Subscriptions	$207	$212	$848	$925
Professional services	1,310	1,457	5,674	6,055
Operating expenses
Sales and marketing	1,930	2,380	8,200	10,842
Research and development	2,857	3,020	11,716	12,486
General and administrative	2,730	3,103	12,607	13,079
Total stock-based compensation expense	$9,034	$10,172	$39,045	$43,387

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(92,262)	$(111,441)
Adjustments to reconcile net loss to net cash provided by (used by) operating activities:
Stock-based compensation	39,045	43,387
Depreciation expense and amortization of intangible assets	10,030	9,473
Lease impairment charges	5,462	—
Bad debt expense	1,760	1,091
Amortization of debt issuance costs	589	444
Benefit for deferred income taxes	(899)	(1,541)
Foreign currency transaction losses (gains), net	16,745	(12,263)
Changes in assets and liabilities:
Accounts receivable	(28,353)	(1,868)
Prepaid expenses and other assets	16,551	(54,753)
Deferred commissions	(3,144)	(8,043)
Accounts payable and accrued expenses	(871)	(1,394)
Accrued compensation and related benefits	(2,947)	(3,157)
Other current and non-current liabilities	(1,478)	(1,134)
Deferred revenue	49,309	28,668
Operating lease assets and liabilities	(2,659)	2,089
Net cash provided by (used by) operating activities	6,878	(110,442)
Cash flows from investing activities:
Proceeds from maturities of investments	20,038	91,670
Purchases of investments	(51,630)	(53,443)
Purchases of property and equipment	(3,798)	(9,637)
Net cash (used by) provided by investing activities	(35,390)	28,590
Cash flows from financing activities:
Proceeds from borrowings	50,000	92,000
Payments for debt issuance costs	(463)	(276)
Debt repayments	(6,250)	(3,563)
Repurchase of common stock	(50,019)	—
Payments for employee taxes related to the net share settlement of equity awards	(7,987)	(9,748)
Proceeds from exercise of common stock options	14,461	752
Net cash (used by) provided by financing activities	(258)	79,165
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(2,029)	1,657
Net decrease in cash, cash equivalents, and restricted cash	(30,799)	(1,030)
Cash, cash equivalents, and restricted cash at beginning of period	149,351	150,381
Cash, cash equivalents, and restricted cash at end of period	$118,552	$149,351

Supplemental cash flow information:
Cash paid for interest	$22,574	$16,906
Cash paid for income taxes	$3,334	$3,999
Supplemental non-cash investing and financing information:
Accrued capital expenditures	$155	$654

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Severance Costs	Lease Impairment and Lease-Related Charges	Short-Swing Profit Payment	Non-GAAP Measure
Three Months Ended December 31, 2024
Subscriptions cost of revenue	$13,873	$(207)	$—	$—	$—	$—	$—	$13,666
Professional services cost of revenue	21,812	(1,310)	—	—	—	—	—	20,502
Total cost of revenue	35,685	(1,517)	—	—	—	—	—	34,168
Total operating expense	125,967	(7,517)	(1,160)	(3,152)	—	(318)	—	113,820
Operating income	5,033	9,034	1,160	3,152	—	318	—	18,697
Income tax expense	364	241	—	—	—	—	—	605
Net (loss) income	(13,647)	8,793	1,160	3,152	—	318	—	(224)
Net (loss) income per share, basic and diluted(a)	$(0.18)	$0.12	$0.02	$0.04	$—	$—	$—	$—

Year Ended December 31, 2024
Subscriptions cost of revenue	$53,487	$(848)	$—	$—	$—	$—	$—	$52,639
Professional services cost of revenue	96,692	(5,674)	—	—	(1,398)	—	—	89,620
Total cost of revenue	150,179	(6,522)	—	—	(1,398)	—	—	142,259
Total operating expense	527,696	(32,523)	(4,602)	(15,795)	(4,136)	(6,104)	—	464,536
Operating (loss) income	(60,853)	39,045	4,602	15,795	5,534	6,104	—	10,227
Income tax expense	1,054	1,499	—	—	1,096	—	—	3,649
Net (loss) income	(92,262)	37,546	4,602	15,795	4,438	6,104	(1,799)	(25,576)
Net (loss) income per share, basic and diluted	$(1.26)	$0.51	$0.06	$0.22	$0.06	$0.08	$(0.02)	$(0.35)
(a) Per share amounts do not foot due to rounding.

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Severance Costs	Non-GAAP Measure
Three Months Ended December 31, 2023
Subscriptions cost of revenue	$11,071	$(212)	$—	$—	$—	$10,859
Professional services cost of revenue	23,244	(1,457)	—	—	—	21,787
Total cost of revenue	34,315	(1,669)	—	—	—	32,646
Total operating expense	127,832	(8,503)	(708)	(4,553)	—	114,068
Operating (loss) income	(16,828)	10,172	708	4,553	—	(1,395)
Income tax expense	1,072	571	—	—	—	1,643
Net (loss) income	(10,006)	9,601	708	4,553	—	4,856
Net (loss)) income per share, basic(a)	$(0.14)	$0.13	$0.01	$0.06	$—	$0.07
Net (loss) income per share, diluted(b)	$(0.14)	$0.13	$0.01	$0.06	$—	$0.06

Year Ended December 31, 2023
Subscriptions cost of revenue	$43,563	$(925)	$—	$—	$(30)	$42,608
Professional services cost of revenue	99,759	(6,055)	—	—	(158)	93,546
Total cost of revenue	143,322	(6,980)	—	—	(188)	136,154
Total operating expense	510,014	(36,407)	2,064	(6,038)	(6,111)	463,522
Operating (loss) income	(107,973)	43,387	(2,064)	6,038	6,299	(54,313)
Income tax expense	3,209	1,302	—	—	139	4,650
Net (loss) income	(111,441)	42,085	(2,064)	6,038	6,160	(59,222)
Net (loss) income per share, basic and diluted	$(1.52)	$0.58	$(0.03)	$0.08	$0.08	$(0.81)
(a) Per share amounts do not foot due to rounding.
(b) Accounts for the impact of 2.0 million shares of dilutive securities resulting in total diluted shares of 75.3 million.

	Three Months Ended December 31,		Year Ended December 31, 2024
	2024	2023	2024	2023
Reconciliation of adjusted EBITDA:
GAAP net loss	$(13,647)	$(10,006)	$(92,262)	$(111,441)
Other expense (income), net	12,655	(12,966)	6,773	(17,603)
Interest expense	5,661	5,072	23,582	17,862
Income tax expense	364	1,072	1,054	3,209
Depreciation expense and amortization of intangible assets	2,527	2,427	10,030	9,473
Stock-based compensation expense	9,034	10,172	39,045	43,387
Litigation Expense	1,160	708	4,602	(2,064)
JPI Amortization	3,152	4,553	15,795	6,038
Severance Costs	—	—	5,534	6,299
Lease Impairment and Lease-Related Charges	318	—	6,104	—
Adjusted EBITDA	$21,224	$1,032	$20,257	$(44,840)